                                   EXHIBIT 4.5





                               Page 26 of 55 pages

                               ATRION CORPORATION
                            1997 STOCK INCENTIVE PLAN

                   AWARD AGREEMENT FOR INCENTIVE STOCK OPTION

         THIS AWARD AGREEMENT (the "Agreement") is made and entered into effective as of the ____ day of __________________ 199__, by and between Atrion Corporation, a Delaware corporation (the "Company"), and _________________, an employee of the Company or of a Subsidiary (the "Participant"), pursuant to the Atrion Corporation 1997 Stock Incentive Plan, as it may be amended and restated from time to time (the "Plan"). Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

                              W I T N E S S E T H:

         WHEREAS, the Participant is an employee of the Company or a Subsidiary and has been designated as a Key Employee by the Committee; and

         WHEREAS, the Committee has granted, subject to the execution of this Agreement, and the Participant desires to receive, an Award pursuant to the Plan.

         NOW, THEREFORE, for and in consideration of the premises, the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1. Subject to the execution of this Agreement, the Company has granted to the Participant an Award in the form of the right and option (the "Option") to purchase from the Company such number of whole Shares as is set forth on Exhibit A attached hereto from the authorized and unissued Common Stock of the Company, or from the treasury stock of the Company, at and for the Option Price set forth on Exhibit A attached hereto. In accordance with Section 5.2 of the Plan, the Option is hereby designated as an ISO.

         2. The Option shall be exercised by delivery to the Company at its principal office of written notice of the Participant's intent to exercise the Option with respect to the number of Shares then being purchased, accompanied by payment in full to the Company of the amount of the Option Price for the number of Shares then being purchased. The Option Price upon exercise of the Option shall be payable to the Company (a) in cash or its equivalent, (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Option Price or (c) by a combination of (a) and
(b). The Option Price shall be paid directly by the Participant; however, if the exercise of the Option is in accordance with Section 220.3(e) of Regulation T promulgated by the Board of Governors of the Federal Reserve System (a "cashless exercise"), the Option Price may be paid directly by a registered broker-dealer for the account of the Participant.

         3. The Option may be exercised and Shares may be purchased by the Participant as the result of such exercise only during the term or terms set forth on Exhibit A attached hereto; provided, however, that in no event shall the total number of Shares purchased hereunder pursuant to the exercise of the

                               Page 27 of 55 pages

Option exceed the number set forth on Exhibit A attached hereto, as the same may be adjusted in accordance with the Plan, and in no event shall the period for exercising the Option exceed ten (10) years from the date of the grant of the Option. Exercise of the Option following termination of employment is subject to the following additional terms and conditions:

                  (a) In the event the employment of the Participant shall be terminated for any reason other than for cause, death or Disability, the Option may be exercised at any time after such termination and before the earlier of
(i) three (3) months and (ii) the expiration date of the Option.

                  (b) If the employment of the Participant is terminated for cause, the Option shall terminate immediately upon termination of employment. For purposes of this Award Agreement, "cause" shall be defined as a good faith determination by the Committee that the Participant has been (i) guilty of willful misconduct or dishonesty or (ii) derelict in, or guilty of a breach or gross neglect of, Participant's duty to the Company.

                  (c) If the employment of the Participant shall be terminated by reason of Disability, the Option may be exercised at any time after such termination and before the earlier of (i) twelve (12) months and (ii) the expiration date of the Option.

                  (d) If the employment of the Participant shall be terminated by reason of the death of the Participant, the executor or administrator of the estate of the Participant, or other allowable transferee, shall have the right to exercise the Option at any time after such termination and before the earlier of (i) three (3) months and (ii) the expiration date of the Option.

                  (e) Notwithstanding any other provision hereof, in no event may the Option be exercised at any time after termination of employment with respect to any number of Shares in excess of the number of Shares as to which the Option was exercisable at the time of termination of employment.

         4. In case of any exercise of the Option, this Agreement, accompanied by payment of the full purchase price for the Shares then being purchased as provided in Paragraph 2 above, shall be surrendered to the Company. The Company will thereupon cause to be issued and delivered to the Participant (or, in the event of a cashless exercise, to the Participant's broker-dealer), as soon as reasonably may be done in accordance with the terms of the Plan, a certificate or certificates, representing the Shares so purchased and fully paid for. In the event of a partial exercise, the Company will endorse on Exhibit B attached hereto the fact that the Option has been partially exercised on such date, setting forth the extent of such exercise, and return this Agreement to the Participant.

         5. The Option is personal to the Participant and may not in any manner or respect be assigned or transferred otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. To the extent the Option is not exercised, the Shares covered hereby shall be considered released to the Company.

         6. The Option is in all respects subject to, and shall be governed and determined by, the provisions of the Plan (all of the terms of which are incorporated herein by reference) and to any rules which might be adopted by the Board or the Committee with respect thereto to the same extent and with the same effect as if set forth fully herein.

         7. (a) Notwithstanding any provision of the Plan or of this Award Agreement to the

                               Page 28 of 55 pages
contrary, the Committee, in its sole and exclusive discretion, shall have the power at any time to (i) accelerate the vesting of the Option granted hereby, including without limitation, acceleration to such a date that would result in the Option becoming immediately vested, or (ii) waive any restrictions of the Option granted hereby.

                  (b) In the event of a Change in Control, the Option granted hereby, to the extent the same is not then exercisable at the time of the Change in Control, shall become immediately and fully exercisable by virtue of the Change in Control.

         8. This Agreement shall terminate no later than ten (10) years from the date of grant of the Option.

         9. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, applied without giving effect to any conflict-of-law principles. Any validity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         10. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective executors, administrators, personal representatives, legal representatives, heirs, and successors in interest.

         11. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, and such counterparts shall, together, constitute and be one and the same instrument.

         12. Upon demand by the Company, the Participant agrees to deliver to the Company at the time of any complete or partial exercise of this Option a written representation that the Shares being acquired upon such exercise are being acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of this Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Participant or any other persons to purchase Shares hereunder.

         13. The Company shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the grant or exercise of the Option. With respect to withholding required upon the exercise of the Option, the Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date as of which the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

         14. This Agreement shall not be deemed to confer upon Participant any right to continue Participant's employment by the Company, and the Company may terminate such employment at any time for any reason, subject to the provisions of any applicable employment agreement.

                               Page 29 of 55 pages

         IN WITNESS WHEREOF, the Company and the Participant have executed and delivered this Agreement as of the day and year first written above.


                                            ATRION CORPORATION


                                            By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                            PARTICIPANT


                                            ------------------------------------
                                            Name:
                                                 -------------------------------

                               Page 30 of 55 pages

                                    EXHIBIT A

                                       TO

                                 AWARD AGREEMENT

Participant:                   --------------------------


Grant Date:                    --------------------------


Option Price:                  $
                               --------------------------


                                              Can Only Be               Must Be
Shares Subject to Option                    Exercised After          Exercised Before
------------------------                    ---------------          ----------------



                               Page 31 of 55 pages

                                    EXHIBIT B

                                       TO

                                 AWARD AGREEMENT

Pursuant to Paragraph 4 hereof, record partial exercise below:

                                PARTIAL EXERCISE
                                ----------------

                                                                                Signature of
No. of Shares              Date of          No. of Shares                       Endorsing
Exercised                  Exercise           Remaining                         Officer
---------                  --------           ---------                         -------




                               Page 32 of 55 pages